Exhibit 23.1

                         CONSENT OF ERNST & YOUNG LLP

We consent to the reference to our firm under the captions "Selected Financial Data" and "Experts" and to the use of our report dated April 9, 1996, in the Registration Statement (Form S-1 No. 333- ) and related Prospectus of SurVivaLink Corporation for the registration of 3,000,000 shares of its Common Stock.

Ernst & Young LLP

Minneapolis, Minnesota
May 22, 1996